CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in Registration No. 33-81768 on Form S-8 and in Registration Statement No. 33-10947 on Form S-8 of Meridian Insurance Group, Inc. of our report, dated February 26, 1997, on our audits of the consolidated financial statements and financial statement schedules of Meridian Insurance Group, Inc. as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996, which report is included in this Annual Report on Form 10-K.



                                   Coopers & Lybrand L.L.P.




Indianapolis, Indiana
March 27, 1997